SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

First PacTrust Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	04-3639825 (I.R.S. Employer Identification No.)

610 Bay Boulevard, Chula Vista, California (Address of principal executive offices)	91910 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act.

None

(Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock par value $.01 per share

(Title of Class)

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Item 1.    Description of Registrant's Securities to be Registered.

              For a description of the Registrant's securities, reference is made to "Description of Capital Stock of First PacTrust Bancorp, Inc." "Our Policy Regarding Dividends," and "Market for the Common Stock" in the Registrant's Pre-Effective Amendment No. One to the Registration Statement on Form S-1 (Registration Number 333-85120) dated May 2, 2002 which is hereby incorporated by reference. For a description of the provisions of the Registrant's Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on Acquisition of First PacTrust Bancorp, Inc. and Pacific Trust Bank" in the Registrant's Pre-Effective Amendment No. One to the Registration Statement on Form S-1 referenced above.

Item 2.   Exhibits.

1.	Pre-Effective Amendment No. One to the Registration Statement on Form S-1 (Registration Number 333-85120) dated May 2, 2002 is hereby incorporated by reference.
2.	Charter for First PacTrust Bancorp, Inc., filed as Exhibit 3.1 to the Registration Statement on Form S-1 (Registration Number 333-85120) dated March 28, 2002 is hereby incorporated by reference.
3.	Bylaws of First PacTrust Bancorp, Inc., filed as Exhibit 3.2 to the Registration Statement on Form S-1 (Registration Number 333-85120) dated March 28, 2002 is hereby incorporated by reference.
4.	Specimen Stock Certificate, filed as Exhibit 4 to Registration Statement on Form S-1 (Registration Number 333-85120) dated March 28, 2002 is hereby incorporated by reference.

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SIGNATURE

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FIRST PACTRUST BANCORP, INC.
Date: April 29, 2002	By:	/s/ Hans R. Ganz Hans R. Ganz, President and Chief Executive Officer

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